Exhibit 99.2

TGR Financial, Inc. and Subsidiaries	September 30,
Consolidated Statements of Financial Condition	2021	December 31,
($ in thousands, except share data)	(Unaudited)	2020
Assets:
Cash and due from banks	$20,865	$59,894
Interest earning balances due from banks and others	942,767	441,998
Total cash and cash equivalents	963,632	501,892
Securities available-for-sale, at fair value	158,755	149,757
Securities held-to-maturity (fair value of $77,171 and $73,413, respectively)	74,573	70,811
Federal Reserve and Federal Home Loan Bank stock, at cost	4,510	4,877
Loans (net of allowance for loan losses of $18,086 and $18,092, respectively)	1,089,462	1,183,388
Premises and equipment, net	36,536	34,860
Goodwill and other intangibles	5,269	5,320
Bank owned life insurance	45,868	37,025
Deferred tax asset, net	2,778	2,366
Right of use asset	2,663	2,946
Other assets	7,119	7,759
Total assets	$2,391,165	$2,001,001
Liabilities and Stockholders' Equity:
Liabilities:
Noninterest-bearing demand deposits	$507,764	$365,016
Interest-bearing liabilities:
Money market	257,549	187,194
NOW	1,129,303	961,425
Savings	49,751	37,972
Time deposits equal to or under $250,000	68,415	82,598
Time deposits over $250,000	34,695	48,426
Total deposits	2,047,477	1,682,631
Customer repurchase agreements	131,036	123,794
Lease liabilities	2,663	2,946
Subordinated notes, net of issuance costs	23,743	23,670
Total borrowings	157,442	150,410
Other liabilities	5,617	3,400
Total liabilities	2,210,536	1,836,441

Stockholders' Equity:
Common stock, $1 par value	17,670	17,667
Preferred stock, nonvoting series a convertible, $1 par value	1,038	1,038
Additional paid-in capital	89,092	88,843
Retained earnings	71,788	55,487
Accumulated other comprehensive income, net of tax	1,041	1,525
Total stockholders' equity	180,629	164,560
Total liabilities and stockholders' equity	$2,391,165	$2,001,001

See Notes to Consolidated Financial Statements.

TGR Financial, Inc. and Subsidiaries

Consolidated Statements of Income	For the Nine Months
Unaudited	Ended September 30,
($ in thousands, except per share data)	2021	2020
Interest income:
Loans	$38,594	$41,330
Investment securities	4,086	4,265
Interest bearing balances due from banks and others	1,701	1,171
Total interest income	44,381	46,766
Interest expense:
Deposits	2,719	6,296
Customer repurchase agreements	170	492
Subordinated notes	1,160	380
Other borrowed funds	73	87
Total interest expense	4,122	7,255

Net interest income	40,259	39,511
Provision for loan losses	6	8,809
Net interest income after provision for loan losses	40,253	30,702

Non-interest income:
Service charges and fees on deposit accounts	1,496	1,198
Title and closing services revenue	415	417
Gain on securities called	243	-
Bank owned life insurance	843	562
Other non-interest income	1,105	689
Total non-interest income	4,102	2,866

Non-interest expense:
Salaries and employee benefits	14,493	13,692
Occupancy and equipment	2,839	2,884
Professional fees	471	563
Data processing	1,970	1,629
Advertising, marketing, and business development	496	554
Regulatory assessments	631	661
Other non-interest expense	2,456	2,761
Total non-interest expense	23,356	22,744
Income before income taxes	20,999	10,824

Provision for income taxes	4,698	358
Net income	$16,301	$10,466

Basic earnings per common share	$0.92	$0.59
Diluted earnings per common share	$0.85	$0.55
Basic weighted average number of common shares outstanding	17,668,635	17,596,206
Diluted weighted average number of common shares outstanding	19,225,856	19,017,976

See Notes to Consolidated Financial Statements.

TGR Financial, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income	For the Nine Months
Unaudited	Ended September 30,
($ in thousands)	2021	2020
Net income	$16,301	$10,466
Unrealized net holding gains/(losses) arising during the period	(398)	2,075
Less: Reclassification adjustment for gains recognized in earnings	(243)	-
Other comprehensive income/(loss) before tax	(641)	2,075
Income taxes/(benefit)	(157)	509
Other comprehensive income/(loss), net of tax:	(484)	1,566

Total comprehensive income	$15,817	$12,032

See Notes to Consolidated Financial Statements.

TGR Financial, Inc. and Subsidiaries	Number of		Number of				Accumulated
Consolidated Statements of Stockholders' Equity	Outstanding		Outstanding		Additional		Other
Unaudited	Common Stock	Common	Preferred	Preferred	Paid in	Retained	Comprehensive
($ in thousands, except share data)	Shares	Stock	Stock Shares	Stock	Capital	Earnings	Income (Loss)	Total
Balance, December 31, 2019	17,309,017	$17,309	1,037,984	$1,038	$91,727	$39,067	$76	$149,217
Net income	-	-	-	-	-	10,466	-	10,466
Other comprehensive income	-	-	-	-	-	-	1,566	1,566
Common stock issued for net-share-settled options	357,979	358	-	-	(2,939)	-	-	(2,581)
Stock based compensation expense	-	-	-	-	41	-	-	41

Balance, September 30, 2020	17,666,996	$17,667	1,037,984	$1,038	$88,829	$49,533	$1,642	$158,709
Balance, December 31, 2020	17,666,996	$17,667	1,037,984	$1,038	$88,843	$55,487	$1,525	$164,560
Net income	-	-	-	-	-	16,301	-	16,301
Other comprehensive loss	-	-	-	-	-	-	(484)	(484)
Common stock issued for net-share-settled options	2,782	3	-	-	(27)	-	-	(24)
Stock based compensation expense	-	-	-	-	276	-	-	276

Balance, September 30, 2021	17,669,778	$17,670	1,037,984	$1,038	$89,092	$71,788	$1,041	$180,629

See Notes to Consolidated Financial Statements.

TGR Financial, Inc. and Subsidiaries
Consolidated Statements of Cash Flows	For the Nine Months
Unaudited	Ended September 30,
($ in thousands)	2021	2020
Cash Flows From Operating Activities:
Net income	$16,301	$10,466
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	6	8,809
Premium amortization and discount accretion on securities, net	646	637
Depreciation and amortization of premises and equipment	996	993
Amortization (Accretion) of net deferred loan fees and costs	(1,765)	(475)
Gain on sales of fixed assets	(7)	(9)
Gain on securities called	(243)	-
Deferred income tax expense (benefit)	(254)	(1,859)
Increase in bank owned life insurance cash surrender value	(843)	(562)
Accretion of purchase accounting net discounts	(242)	(283)
Amortization of other intangibles	51	53
Amortization of debt issuance costs	73	23
Stock based compensation expense	276	41
Net change in:
Other assets	923	(131)
Other liabilities	1,934	3,037
Net cash provided by operating activities	17,852	20,740
Cash Flows From Investing Activities:
Purchase of premises and equipment	(2,672)	(12,287)
Net redemption (purchase) of Federal Home Loan and Federal Reserve Bank stock	367	(338)
Purchase of bank owned life insurance	(8,000)	(7,500)
Purchase of securities held to maturity	(10,664)	(12,374)
Purchase of securities available for sale	(41,976)	(5,000)
Proceeds from maturities, calls and principal repayments of securities	38,835	43,018
Proceeds from the sale of fixed assets	7	9
Originations and principal collections on loans, net	95,927	(112,444)
Net cash provided by (used in) investing activities	71,824	(106,916)
Cash Flows From Financing Activities:
Net increase in deposits	364,846	296,510
Net increase (decrease) in customer repurchase agreements	7,242	(8,260)
Net proceeds from subordinated notes	-	23,515
Exercise of net-share-settled stock options	(24)	(2,581)
Net cash provided by financing activities	372,064	309,184
Net increase in cash and cash equivalents	461,740	223,008
Cash and cash equivalents:
Beginning of period	501,892	146,140
End of period	$963,632	$369,148
Supplemental Disclosures of Cash Flow Information:
Cash payments for interest	$4,672	$8,017
Cash payments for taxes	$5,276	$940
Non-cash: Loans transferred to other real estate owned	$-	$868

See Notes to Consolidated Financial Statements.

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

NOTE 1. BASIS OF PRESENTATION

The financial statements include the accounts of TGR Financial, Inc., a single segment bank holding company, and its wholly owned subsidiaries, TGR Insurance Company (dissolved March 10, 2021) and First Florida Integrity Bank. The Bank has a wholly-owned subsidiary, First National Title and Closing Services, Inc. (“First National Title”), an entity formed to issue third-party title insurance and provide loan closing services. Intercompany balances and transactions have been eliminated in consolidation. The accounting and reporting policies of the Company conform to generally accepted accounting principles (“GAAP”) in the United States of America and general practices within the financial services industry.

On June 2, 2021, the Board of Directors of the Company approved the Agreement and Plan of Merger and Reorganization (the “Agreement”) with First Foundation Inc. Under the terms of the Agreement, the Company will be acquired by First Foundation Inc. and its wholly owned subsidiary, First Florida Integrity Bank, merged into First Foundation Bank. The Federal Deposit Insurance Corporation (“FDIC”) approved the merger on November 23, 2021. Estimated merger costs totaling $26 million (pre-tax) were recorded by the Company following FDIC approval.

The accompanying unaudited consolidated financial statements include all information and footnotes required for interim financial statement presentation. These financial statements assume the readers have read the most recent audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2020.

The results for the 2021 interim periods are not necessarily indicative of the results expected for the full year.

Recent accounting pronouncements: In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13). The update will significantly change the way entities recognize impairment on many financial assets by requiring immediate recognition of estimated credit losses expected to occur over the asset's remaining life. The FASB describes this impairment recognition model as the current expected credit loss (“CECL”) model and believes the CECL model will result in more timely recognition of credit losses since the CECL model incorporates expected credit losses versus incurred credit losses. The scope of FASB’s CECL model would include loans, held-to-maturity debt instruments, lease receivables, loan commitments and financial guarantees that are not accounted for at fair value. ASU 2016-13 was updated by the issuance of ASU No 2019-10, Financial Instruments - Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which for the Company defers the adoption of ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments to interim and annual periods beginning after December 15, 2022. Management is currently evaluating the impact this

ASU will have on the Company’s consolidated financial statements.

In December 2019, FASB issued ASU 2019-12, “Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes” (ASU 2019-12). The guidance issued in this update simplifies the accounting for income taxes by eliminating certain exceptions to the guidance in ASC 740 related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition for deferred tax liabilities for outside basis differences. ASU 2019-12 also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. ASU 2019-12 will be effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. The update is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

In January 2020, FASB issued ASU 2020-01, “Investments – Equity Securities (Topic 321), Investments – Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)” (ASU 2020-01). This update clarifies the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounting for under Topic 815. ASU 2020-01 was adopted January 1, 2021. The update did not have a material impact on the Company’s consolidated financial position or results of operations.

In March 2020, FASB issued ASU 2020-04, “Reference Rate Reform (Topic 842): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” (ASU 2020-04), which provides temporary, optional guidance to ease the potential burden in accounting for reference rate reform on financial reporting. ASU 2020-04 provides optional expedients and exceptions for apply GAAP to contracts, hedging relationships, and other transactions if certain criteria are met that reference LIBOR or another reference rate expected to be discontinued. As the guidance is intended to assist stakeholders during the global market-wide reference rate transition period, it is in effect only from March 12, 2020 through December 31, 2022. The Company has established a LIBOR Transition Committee and is currently evaluating the impact of adopting ASU 2020-04 on the Company’s consolidated financial position and results of operations.

In August 2021, the FASB issued ASU 2021-06, “Presentation of Financial Statements (Topic 205), Financial Services – Depository and Lending (Topic 942), and Financial Services – Investment Companies (Topic 946)”. ASU 2021-06 amends certain SEC guidance related to financial disclosures related to acquired and disposed businesses, and statistical disclosures for banks and savings and loan registrants, and is effective upon issuance. The update did not have a material impact on the Company’s consolidated financial position or results of operations.

Reclassifications: Certain prior period amounts have been reclassified to conform to current period presentation. These reclassifications did not result in any changes to previously reported net income or stockholders’ equity.

Subsequent Events: The Company evaluated its September 30, 2021 consolidated financial statements for subsequent events through December 9, 2021.

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

NOTE 2. SECURITIES

The amortized cost and fair value of securities at September 30, 2021 and December 31, 2020, respectively, are summarized as follows (dollars in thousands).

		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value
September 30, 2021:
Securities Available for Sale
U.S. government agencies and government sponsored entities	$30,895	$429	$160	$31,164
Agency mortgage backed securities	85,913	1,280	971	86,222
Agency collateralized mortgage obligations	13,889	460	2	14,347
State, county and municipal	5,674	173	-	5,847
Corporate bonds	21,005	200	30	21,175
Total	$157,376	$2,542	$1,163	$158,755
Securities Held to Maturity
Agency mortgage backed securities	$9,923	$52	$68	9,907
State, county and municipal	43,687	2,023	-	45,710
Corporate bonds	20,507	606	15	21,098
Other securities	456	-	-	456
Total	$74,573	$2,681	$83	$77,171
December 31, 2020:
Securities Available for Sale
U.S. government agencies and government sponsored entities	$37,738	$122	$413	$37,447
Agency mortgage backed securities	60,378	1,591	132	61,837
Agency collateralized mortgage obligations	18,413	889	7	19,295
State, county and municipal	5,698	191	-	5,889
Corporate bonds	25,509	141	361	25,289
Total	$147,736	$2,934	$913	$149,757
Securities Held to Maturity
Agency mortgage backed securities	$2,805	$112	$-	2,917
State, county and municipal	47,040	2,273	-	49,313
Corporate bonds	20,510	233	16	20,727
Other securities	456	-	-	456
Total	$70,811	$2,618	$16	$73,413

Certain securities are pledged as collateral to the State of Florida as collateral for deposits of public entities and as collateral for customer repurchase agreements. At September 30, 2021 and December 31, 2020, respectively, securities with a market value of $131 and $139 million were pledged as collateral for customer repurchase agreements. At September 30, 2021, there were securities with a market value of $95 million available for pledging.

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

Information pertaining to securities available for sale with gross unrealized losses at September 30, 2021 and December 31, 2020, respectively, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows (dollars in thousands).

	Less than Twelve Months		Twelve Months or More		Total
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
September 30, 2021:
Securities Available for Sale
U.S. government agencies and government sponsored entities	$-	$-	$160	$6,956	$160	$6,956
Agency mortgage backed securities	972	29,345	-	-	972	29,345
Agency collateralized mortgage obligations	2	241	-	-	2	241
State, county and municipal	-	-	-	-	-	-
Corporate bonds	28	6,472	1	1,499	29	7,971
	$1,002	$36,058	$161	$8,455	$1,163	$44,513
Securities Held to Maturity
Agency mortgage backed securities	$68	$7,013	$-	$-	$68	$7,013
State, county and municipal	-	-	-	-	-	-
Corporate bonds	15	985	-	-	15	985
Other securities	-	-	-	-	-	-
	$83	$7,998	$-	$-	$83	$7,998
December 31, 2020:
Securities Available for Sale
U.S. government agencies and government sponsored entities	$9	$4,711	$404	$25,840	$413	$30,551
Agency mortgage backed securities	132	15,025	-	-	132	15,025
Agency collateralized mortgage obligations	7	1,005	-	-	7	1,005
State, county and municipal	-	-	-	-	-	-
Corporate bonds	348	10,654	13	1,487	361	12,141
	$496	$31,395	$417	$27,327	$913	$58,722
Securities Held to Maturity
Agency mortgage backed securities	$-	$-	$-	$-	$-	$-
State, county and municipal	-	-	-	-	-	-
Corporate bonds	$16	$4,384	$-	$-	$16	$4,384
Other securities	-	-	-	-	-	-
	$16	$4,384	$-	$-	$16	$4,384

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

As of September 30, 2021, 40 Available for Sale (“AFS”) plus 6 Held to Maturity (“HTM”) investment securities were in unrealized loss positions. The unrealized losses resulted from fair values falling below book values due to higher levels of market interest rates on the measurement date. The fair value of fixed rate investment securities is inversely proportional to interest rates - rising market interest rates cause reductions in the fair values assigned to investment securities. Unrealized losses by security type, as of September 30, 2021, are further described below. Pursuant to the Bank’s Other Than Temporary Impairment (“OTTI”) Policy, management performed OTTI assessments on credit and other market factors, however no OTTI was recorded. Management concluded that the unrealized losses were not other-than-temporary based on factors including as applicable:

▪	Small unrealized losses
▪	The issuers had not defaulted
▪	The issuers’ size and financial strength
▪	Full faith and credit of the U.S. Government
▪	AAA credit rating
▪	The Company’s ability to hold the bonds to maturity
▪	The Company does not intend to sell, nor is the Company more likely than not to be required to sell before recovery of its amortized cost

U.S. Government Agencies and Government Sponsored Entities

As of September 30, 2021, 30 AFS U.S. government agency securities were in unrealized loss positions. All 30 bonds were issued by the SBA which carry the full faith and credit of the United States government; the bond credit rating is implicit AAA. Comparing market value to book value, the SBA unrealized losses ranged from -0.33% to -4.33%.

Agency Mortgage Backed Securities

As of September 30, 2021, five Federal Home Loan Mortgage Corporation (“FHLMC”) HTM and five Federal National Mortgage Association (“FNMA”) AFS mortgage-backed securities were in unrealized loss positions. FNMA and FHLMC are both Government Sponsored Enterprises (“GSE”) created by the United States Congress. These bond credit ratings are implicit AAA. Comparing market value against book value, unrealized losses ranged from -0.24% to -3.71%.

Agency Collateralized Mortgage Obligations

As of September 30, 2021, two AFS collateralized mortgage obligation bonds were in unrealized loss positions issued by FNMA. Again, FNMA is GSE. Comparing market value versus book value, unrealized losses ranged from -0.89% to -1.13%.

Corporate Bonds

As of September 30, 2021, one HTM and two AFS corporate bonds were in unrealized loss positions with market value ranging from -0.07% to -1.50% below book value.

Equity Securities

As of September 30, 2021, the Company had a carrying value of $456,000 in equity securities without readily determinable fair values. Upon qualitative assessment, these securities were not impaired.

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

The amortized cost and fair value of securities at September 30, 2021 and December 31, 2020 by contractual maturities are shown below (dollars in thousands). Expected maturities will differ from contractual maturities because issuers may call or prepay obligations with or without call or prepayment penalties.

	Securities Available for Sale
September 30, 2021	Amortized Cost	Weighted Average	Fair Value
Due within one year	$3,864	1.02%	$3,867
Due after one year through five years	15,378	2.58%	15,640
Due after five years through ten years	28,961	2.53%	29,599
Due over ten years	109,173	1.46%	109,649
Total	$157,376	1.82%	$158,755

	Securities Held to Maturity
	Amortized Cost	Weighted Average	Fair Value
Due within one year	$-	0.00%	$-
Due after one year through five years	1,300	4.33%	1,314
Due after five years through ten years	46,240	3.43%	48,153
Due over ten years	27,033	2.34%	27,704
Total	$74,573	2.93%	$77,171

	Securities Available for Sale
December 31, 2020	Amortized Cost	Weighted Average	Fair Value
Due within one year	$2,927	1.51%	$2,932
Due after one year through five years	22,444	2.56%	22,649
Due after five years through ten years	35,650	2.36%	36,125
Due over ten years	86,715	1.45%	88,051
Total	$147,736	1.83%	$149,757

	Securities Held to Maturity
	Amortized Cost	Weighted Average	Fair Value
Due within one year	$-	0.00%	$-
Due after one year through five years	300	2.08%	310
Due after five years through ten years	40,229	3.72%	41,503
Due over ten years	30,282	2.37%	31,600
Total	$70,811	3.14%	$73,413

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

NOTE 3. LOANS, ALLOWANCE AND ASSET QUALITY

The composition of net loans is as follows at September 30, 2021 and December 31, 2020, respectively (dollars in thousands).

	September 30, 2021		December 31, 2020
Residential single and multifamily	$193,730	16%	$202,822	17%
Commercial real estate	636,918	58%	631,589	53%
Construction loans	83,266	8%	71,012	6%
Commercial and industrial	164,910	15%	267,082	22%
Consumer installment loans	27,934	3%	23,623	2%
Factored receivables	790	0%	5,352	0%
	1,107,548	100%	1,201,480	100%
Less allowance for loan losses	(18,086)		(18,092)
Net loans	$1,089,462		$1,183,388

The following table summarizes our delinquent and nonaccrual loans as of September 30, 2021 and December 31, 2020, respectively (dollars in thousands).

					Total Past			Current
					Due and			Non-
	30-59	60-89	90+	Non-	Non-			Accrual
	Days	Days	Days	Accrual	Accrual	Current	Total Loans	Loans
As of September 30, 2021:
Originated Loans:
Residential single & multifamily	$196	$-	$-	$-	$196	$192,087	$192,283	$-
Commercial real estate	-	-	-	-	-	634,468	634,468	-
Construction loans	-	-	-	-	-	83,266	83,266	-
Commercial and industrial	144	-	-	-	144	164,766	164,910	-
Consumer and other	-	-	-	-	-	27,934	27,934	-
Factored receivables	-	-	-	-	-	790	790
Purchase Impaired Loans:
Commercial real estate	-	-	-	-	-	2,450	2,450	-
Residential single & multifamily	-	-	-	-	-	1,447	1,447	-

Total Loans	$340	$-	$-	$-	$340	$1,107,208	$1,107,548	$-
As of December 31, 2020:
Originated Loans:
Residential single & multifamily	$194	$-	$-	$50	$244	$201,081	$201,325	$-
Commercial real estate	-	-	-	-	-	628,454	628,454	-
Construction loans	-	-	-	-	-	71,012	71,012	-
Commercial and industrial	-	-	-	-	-	267,082	267,082	-
Consumer and other	-	-	-	-	-	23,623	23,623	-
Factored receivables	-	-	-	-	-	5,352	5,352
Purchase Impaired Loans:
Commercial real estate	-	-	-	-	-	3,135	3,135	-
Residential single & multifamily	-	-	-	-	-	1,497	1,497	-

Total Loans	$194	$-	$-	$50	$244	$1,201,236	$1,201,480	$-

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

The accrual of interest on loans is generally discontinued when a loan is greater than 90 days past due or when, in the opinion of management, full repayment of principal and interest is in doubt. Interest accrued but uncollected for loans placed on nonaccrual status is reversed against interest income. Interest on these loans are accounted for on a cash or cost recovery basis until the loan qualifies for a return to accrual status. A return to accrual status requires that the customer is current on all principal and interest payments and collection is no longer in doubt.

The following tables illustrate certain information with respect to the recorded investment in loans by impairment method as of September 30, 2021 and December 31, 2020, respectively (dollars in thousands).

	Residential			Commercial
	Single &	Commercial	Construction	and	Consumer	Factored
	Multifamily	Real Estate	Loans	Industrial	and Other	Receivables	Total
The Bank's loan balances based on impairment evaluation at September 30, 2021:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	192,283	634,468	83,266	164,910	27,934	790	1,103,651
Acquired with deteriorated credit quality	1,447	2,450	-	-	-	-	3,897
Ending Balance Total Loans:	$193,730	$636,918	$83,266	$164,910	$27,934	$790	$1,107,548
The Bank's loan balances based on impairment evaluation at December 31, 2020:
Individually evaluated for impairment	$50	$-	$-	$-	$-	$-	$50
Collectively evaluated for impairment	201,275	628,454	71,012	267,082	23,623	5,352	1,196,798
Acquired with deteriorated credit quality	1,497	3,135	-	-	-	-	4,632
Ending Balance Total Loans:	$202,822	$631,589	$71,012	$267,082	$23,623	$5,352	$1,201,480

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

Impairment Evaluation -	Residential			Commercial
Allowance for Loan	Single &	Commercial	Construction	and	Consumer	Factored
Losses	Multifamily	Real Estate	Loans	Industrial	and Other	Receivables	Total
As of September 30, 2021:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	1,574	12,709	1,412	1,984	278	36	17,993
Acquired with deteriorated credit quality	93	-	-	-	-	-	93
Ending Balance Total Allowance:	$1,667	$12,709	$1,412	$1,984	$278	$36	$18,086
As of December 31, 2020:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	1,510	12,096	1,488	2,446	216	238	17,994
Acquired with deteriorated credit quality	98	-	-	-	-	-	98
Ending Balance Total Allowance:	$1,608	$12,096	$1,488	$2,446	$216	$238	$18,092

Allowance for Loan Losses

The following table illustrates certain information with respect to our allowance for loan losses and the composition of charge-offs and recoveries for the periods ended September 30, 2021 and 2020, respectively, (dollars in thousands).

	Residential			Commercial
Rollforward - Allowance	Single &	Commercial	Construction	and	Consumer	Factored
for Loan Losses	Multifamily	Real Estate	Loans	Industrial	and Other	Receivables	Total
As of September 30, 2021:
Beginning Balance	$1,608	$12,096	$1,488	$2,446	$216	$238	$18,092
Provision/(Reversal)	59	613	(76)	(462)	74	(202)	6
Charge Offs	-	-	-	-	16	-	16
Recoveries	-	-	-	-	4	-	4
Ending Allowance Balance:	$1,667	$12,709	$1,412	$1,984	$278	$36	$18,086
As of September 30, 2020:
Beginning Balance	$863	$5,850	$1,095	$1,678	$82	$183	$9,751
Provision/(Reversal)	965	5,968	868	811	152	45	8,809
Charge Offs	24	381	-	55	13	-	473
Recoveries	-	-	-	7	3	-	10
Ending Allowance Balance:	$1,804	$11,437	$1,963	$2,441	$224	$228	$18,097

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

Under the Company’s loan risk rating system, each loan is risk rated pass, other loans especially mentioned (“OLEM”), substandard or doubtful by the originating loan officer, credit management, and loan review or loan committee. The below tables represent the loan portfolio by loan type, by classification, as of September 30, 2021 and December 31, 2020, respectively (dollars in thousands).

	Residential			Commercial
	Single &	Commercial	Construction	and	Consumer	Factored
	Multifamily	Real Estate	Loans	Industrial	and Other	Receivables	Total Loans
As of September 30, 2021:
Originated Loans:
Pass Loans	$190,795	$608,219	$82,290	$159,180	$27,934	$790	$1,069,208
OLEM	1,488	11,871	698	3,438	-		17,495
Substandard	-	14,378	278	2,292	-	-	16,948
Sub-total	192,283	634,468	83,266	164,910	27,934	790	1,103,651
Purchased Impaired Loans:
Pass Loans	$1,178	$2,417	$-	$-	$-	$-	$3,595
OLEM	269	33	-	-	-	-	302
Sub-total	1,447	2,450	-	-	-	-	3,897
Total	$193,730	$636,918	$83,266	$164,910	$27,934	$790	$1,107,548
As of December 31, 2020:
Originated Loans:
Pass Loans	$199,540	$594,500	$70,729	$258,271	$23,623	$5,352	$1,152,015
OLEM	1,785	19,563	-	7,334	-		28,682
Substandard	-	14,391	283	1,477	-	-	16,151
Sub-total	201,325	628,454	71,012	267,082	23,623	5,352	1,196,848
Purchased Impaired Loans:
Pass Loans	$1,220	$3,100	$-	$-	$-	$-	$4,320
OLEM	277	35	-	-	-	-	312
Sub-total	1,497	3,135	-	-	-	-	4,632
Total	$202,822	$631,589	$71,012	$267,082	$23,623	$5,352	$1,201,480

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

The following is a summary of information pertaining to impaired loans for the period ended December 31, 2020 (dollars in thousands). There were no new troubled debt restructurings during the periods ended September 30, 2021 or September 30, 2020. There were no impaired loans as of September 30, 2021. There were no loans classified as troubled debt restructurings as of September 30, 2021 or December 31, 2020. There were no loans classified as troubled debt restructurings that re-defaulted during the period of 12 months from their modification date. Categories with zero balances have been omitted from this schedule.

				For the Year Ended
	As of December 31, 2020			December 31, 2020
					Accrual	Cash
		Unpaid		Average	Basis	Basis
	Recorded	Principal	Related	Recorded	Interest	Interest
	Investment	Balance	Allowance	Investment	Income	Income
With No Related Allowance Recorded:
Residential single & multifamily	$50	$50	$-	$185	$-	$-
Total:
Residential single & multifamily	50	50	-	185	-	-
	$50	$50	$-	$185	$-	$-

The Company had no other real estate owned (“OREO”) at September 30, 2021.

NOTE 4. BORROWINGS

The Federal Home Loan Bank of Atlanta (“FHLB”) has granted credit availability to the Company equal to approximately 25% of total assets as of September 30, 2021. There was $581 million in credit availability at September 30, 2021. All borrowings must be fully secured with eligible collateral. The Company had $284 and $265 million, respectively, in lendable collateral value, based on $440 and $434 million, respectively, of eligible loans pledged as collateral for advances on September 30, 2021 and December 31, 2020.

The Company had $85 million authorized under unsecured federal funds lines of credit with five correspondent banks at September 30, 2021. There were no draws under these lines outstanding at September 30, 2021 and December 31, 2020.

The Company has customer repurchase agreements with commercial account holders whereby the Company sweeps the customer’s accounts on a daily basis and pays interest on these amounts. These agreements are collateralized by investment securities pledged by the Company. The Company had approximately $131 and $124 million in such accounts as of September 30, 2021 and December 31, 2020, respectively. The average balances for customer repurchase agreements for the nine months ended September 30, 2021 and 2020 were $129 million and $130 million, respectively. The average rate paid during the nine months ended September 30, 2020 was 0.50%, and 0.18% during the nine months ended September 30, 2021.

On June 29, 2020, the Company completed an initial private offering and sale of $22.1 million of its 6.00% fixed-to-floating rate subordinated notes due June 29, 2030. Between July 24, 2020 and October 16, 2020, an additional $2.1 million was sold for a grand total of $24.2 million. The subordinated notes were sold at par, resulting in net proceeds, after deducting offering expenses, of approximately $23.6 million. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include providing capital to support the Company’s growth and investments in First Florida Integrity Bank as regulatory capital. Subordinated notes sold to related parties and their interests totaled $4.0 million. Subordinated notes, net of issuance costs, totaled $23.7 million as of September 30, 2021.

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

NOTE 5. DEPOSITS

The following table summarizes the outstanding balance of deposits and average rates paid thereon (dollars in thousands):

	As of September 30,
	2021		2020
	Period End	Weighted	Period End	Weighted
Deposit Category	Balances	Average Rate	Balances	Average Rate
Demand Deposits
Noninterest-bearing	$507,764		$359,490
Interest-bearing	1,129,303	0.20%	873,171	0.56%
Money market and savings	307,300	0.20%	201,670	0.38%
Certificates of deposits	103,110	0.77%	149,946	1.94%
Total	$2,047,477	0.19%	$1,584,277	0.58%

NOTE 6. FAIR VALUE MEASUREMENTS

Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, unadjusted for transaction costs.

Disclosure of fair value measurements is based on a three-level valuation hierarchy. Fair value is used on a recurring basis for assets and liabilities that are elected to be accounted at fair value as well as for assets and liabilities in which fair value is the primary basis of accounting such as for securities available for sale. Fair value is used on a non-recurring basis to evaluate assets and liabilities for impairment or for disclosure purposes. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels are defined as follows:

Level I – inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that are accessible at the measurement date.

Level II – inputs to the valuation methodology include quoted prices in markets that are not active or quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

Level III – inputs to the valuation methodology are unobservable, reflecting the entity’s own assumptions about assumptions market participants would use in pricing the asset or liability.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Depending on the nature of the asset or liability, the Company uses a variety of valuation techniques when estimating fair value.

Recurring Fair Value Measurements

Securities available for sale: Fair value measurements are obtained from an outside pricing service. Fair values are generally estimated using matrix pricing techniques, incorporating observable data that may include reported trades of similar securities, dealer quotes, benchmark yield curves, issuer spreads, new issue data, market consensus prepayment speeds, the bonds’ terms and conditions, and other relevant factors. Matrix pricing is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level II inputs).

The following table sets forth the Company’s investments which are measured at fair value on a recurring basis as of September 30, 2021 and December 31, 2020, respectively (dollars in thousands). Changes in fair value on available for sale securities are recorded through other comprehensive income (loss), net of tax. There were no transfers of investments in or out of Level III for the periods ended September 30, 2021 and December 31, 2020, respectively.

	Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs	Total at Fair
	Level 1	Level II	Level III	Value
September 30, 2021:
Available for Sale
U.S. treasury securities	$-	$-	$-	$-
U.S. government agencies and government sponsored entities	-	31,164	-	31,164
Agency mortgage backed securities	-	86,222	-	86,222
Agency collateralized mortgage obligations	-	14,347	-	14,347
State, county and municipal	-	5,847	-	5,847
Corporate bonds	-	21,175	-	21,175
Total	$-	$158,755	$-	$158,755
December 31, 2020:
Available for Sale
U.S. treasury securities	$-	$-	$-	$-
U.S. government agencies and government sponsored entities	-	37,447	-	37,447
Agency mortgage backed securities	-	61,837	-	61,837
Agency collateralized mortgage obligations	-	19,295	-	19,295
State, county and municipal	-	5,889	-	5,889
Corporate bonds	-	25,289	-	25,289
Total	$-	$149,757	$-	$149,757

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

Nonrecurring Fair Value Measurements

Impaired loans: Loans, measured for impairment are based upon externally prepared estimates of the current fair value of the underlying collateral less estimated costs to sell. The Bank uses external appraisals to estimate fair value, which generally include Level III inputs which are not identifiable. The fair value includes qualitative adjustments by management and estimated liquidation expenses. The Company held no non-recurring measurement assets at September 30, 2021 and December 31, 2020.

Fair Value of Financial Instruments

The carrying amounts and estimated fair values of the Company’s financial instruments at September 30, 2021 and December 31, 2020, respectively, including those assets and liabilities that are not measured and reported at fair value on a recurring or nonrecurring basis, are illustrated in the table that follows (dollars in thousands). The fair value estimates presented are based on pertinent information available to management at the close of each period. Although management is not aware of any factors that would significantly affect the estimated fair values, they have not been comprehensively revalued for purposes of these financial statements since the statement of financial condition date. Current estimates of fair value may differ significantly from the amounts disclosed.

Cash and cash equivalents: Cash and cash equivalents consist of cash and due from banks and interest bearing balances with banks. The carrying amount approximates fair value based on the short-term nature of these assets.

Federal Reserve Bank and Federal Home Loan Bank stock: These securities are carried at cost, which is believed to approximate fair value, based upon the redemption provisions of the stock. The stock is nonmarketable, and redeemable at par value, subject to certain conditions.

Securities held to maturity: These securities are comprised of corporate bonds and other nonmarketable equity securities. Fair value measurements for held to maturity corporate bonds are obtained from an outside pricing service. Fair values are generally estimated using matrix pricing techniques, incorporating observable data that may include reported trades of similar securities, dealer quotes, benchmark yield curves, issuer spreads, new issue data, market consensus prepayment speeds, the bonds’ terms and conditions, and other relevant factors. Matrix pricing is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level II inputs).

Loans: The fair values of residential loans are estimated using discounted cash flow analyses, based upon available market benchmarks for rates and prepayment assumptions. The fair values of commercial and consumer loans are estimated using discounted cash flow analyses, based upon interest rates current offered for loans with similar terms and credit quality.

Cash surrender value of BOLI: The carrying value of bank-owned life insurance (“BOLI”) approximates its fair value.

Accrued interest receivable and payable: The carrying amounts of accrued interest approximate their fair values.

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

Deposits: The fair values of deposit accounts are estimated using a discounted cash flow based on currently effective interest rates for similar types of deposits. These deposits are classified within Level II of the fair value hierarchy.

Customer repurchase agreements: The fair value of these instruments approximates the carrying value of the amounts reported in the Consolidated Statements of Condition given the short-term nature of the liabilities.

Borrowings: Borrowings are comprised of Federal Home Loan Bank advances and subordinated notes. The fair value of borrowings is determined by discounting the expected future cash outflows using current market rates for similar borrowings, or Level II inputs.

	Carrying	Fair Value Measurements at September 30, 2021
	Amount	Level I	Level II	Level III	Total
Financial assets:
Cash and interest bearing balances due from banks	$963,632	$810,208	$153,443	$-	$963,651
Federal Reserve Bank and Federal
Home Loan Bank stock	4,510	-	-	4,510	4,510
Securities held to maturity	74,573	-	76,715	456	77,171
Loans, net	1,089,462	-	1,100,588	3,897	1,104,485
Bank owned life insurance	45,868	45,868	-	-	45,868
Accrued interest receivable	5,321	-	5,321	-	5,321
Financial liabilities:
Deposits	2,047,477	-	2,047,898	-	2,047,898
Customer repurchase agreements	131,036	-	131,036	-	131,036
Borrowings	23,743	-	25,418	-	25,418
Accrued interest payable	369	-	369	-	369

	Carrying	Fair Value Measurements at December 31, 2020
	Amount	Level I	Level II	Level III	Total
Financial assets:
Cash and interest bearing balances due from banks	$501,892	$368,673	$133,219	$-	$501,892
Federal Reserve Bank and Federal
Home Loan Bank stock	4,877	-	-	4,877	4,877
Securities held to maturity	70,811	-	72,957	456	73,413
Loans, net	1,183,388	-	1,204,879	4,632	1,209,511
Bank owned life insurance	37,025	37,025	-	-	37,025
Accrued interest receivable	6,881	-	6,881	-	6,881
Financial liabilities:
Deposits	1,682,631	-	1,683,454	-	1,683,454
Customer repurchase agreements	123,794	-	123,794	-	123,794
Borrowings	23,670	-	25,859	-	25,859
Accrued interest payable	918	-	918	-	918

TGR Financial, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Unaudited

NOTE 7. EARNINGS PER SHARE

Basic earnings per share represents net income divided by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflects additional potential common stock that would have been outstanding if dilutive potential common stock had been issued, as well as any adjustment to income that would result from the assumed issuance, determined using the treasury stock method. Potential common stock that may be issued by the Company relates solely to outstanding stock options and convertible preferred stock.

	For the Nine Months
	Ended September 30,
Earnings Per Common Share	2021	2020
Basic
Weighted average number of shares of common
stock outstanding - basic:	17,668,635	17,596,206
Basic earnings per share	$0.92	$0.59
Diluted
Weighted average number of shares of common
stock outstanding:	17,668,635	17,596,206
Effect of stock options	519,237	383,786
Effect of stock warrants	-	-
Effect of dilutive convertible preferred shares	1,037,984	1,037,984
Weighted average number of shares of common
stock outstanding - diluted:	19,225,856	19,017,976
Diluted earnings per share	$0.85	$0.55